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                                                                  EXHIBIT (C)(5)

                             MARIETTA CORPORATION
                             37 Huntington Street
                           Cortland, New York 13045

                                 March 8, 1996


BFMA Holding Corporation
701 S.E., 6th Street, Suite 204
Delray Beach, Florida 33483

Ladies and Gentlemen:

        Reference is hereby made to the Agreement and Plan of Merger, dated as of August 26, 1995, as amended by Amendment No. 1 thereto, dated as of November 30, 1995 and Amendment No. 2 thereto, dated as of January 26, 1996 (the "Merger Agreement"), by and among BFMA Holding Corporation, a Delaware corporation (the "Parent"), BFMA Acquisition Corporation, a New York corporation which is wholly owned subsidiary of the Parent ("Newco") and Marietta Corporation, a New York corporation (the "Company"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Merger Agreement.

        The Parent has requested that the Company consent to the appointment of Continental Stock Transfer and Trust Company (the company named as the Exchange Agent in the Proxy Statement) as the Exchange Agent pursuant to the Merger Agreement and waive the requirement set forth in Section 3.11 of the Merger Agreement, that the Parent designate a branch or trust company located in the United States with assets in excess of $500,000,000 to serve as the Exchange Agent. The Company hereby consents to the Parent's designation of Continental Stock Transfer and Trust Company as the Exchange Agent upon the consumation of the Merger and requests that the Parent and Newco signify their acknowledgment and agreement with the foregoing terms of this letter by signing this letter in the space provided for their respective signatures below.

                                        Very truly yours,

                                        MARIETTA CORPORATION

                                        By:/s/ Philip A. Shager
                                           --------------------
                                        Name: Philip A. Shager
                                        Title: CAO, VP, Treasurer

Acknowledged and Agreed in all Respects:

BFMA HOLDING CORPORATION

By: /s/ Barry W. Florescue
   -------------------------
   Name: Barry W. Florescue
   Title: President

BFMA ACQUISITION CORPORATION

By: /s/ Barry W. Florescue
   -------------------------
   Name: Barry W. Florescue
   Title: President